EXHIBIT 100.2

[GRAPHIC]

SLM VOIP:
PHONE SYSTEMS SPECIFICALLY
DESIGNED FOR INVESTMENT PROFESSIONALS

LOWER YOUR MONTHLY EXPENSES

FLAT-RATE PHONE BILL

AUTODIALER

HOSTED PBX SOLUTIONS

DIGITAL CALL RECORDING

SLM SPECIALIZES IN STATE-OF-THE-ART, HOSTED PBX PHONE SYSTEMS, UTILIZING VOICE OVER INTERNET TECHNOLOGY -- VOIP.

If you are operating a business using a basic or conventional phone line, then SLM has the solution to bring you up to speed and give your business the level of professionalism it deserves!

BREAK OUT OF THE OLD AND JUMP INTO THE NEW!

Upon sign up, we offer thorough installation assistance through a live web demonstration or over the phone. On-site installations are also available.

Contact SLM for a complete quote, rate card, and no-obligation comparison versus your current phone system.

SLM VoIP offers many features including:

-     Automated attendant

-     Voice mail

-     Caller ID

-     Call monitoring

-     Digital call recording

-     Lightning-fast connection speed

-     Extremely low international rates

-     Dedicated headset jack on each phone

[SLM LOGO]

                                                                  1-866-756-5323

[SLM LOGO] [BROKER'S E-VANTAGE]                                   1-866-756-5323
                                                                  WWW.SLMBIZ.COM

THE BROKER'S E-VANTAGE AND SLM AUTODIALER PRICE GUIDE

ONE TIME FEES
--------------------------------------------------------------------------------

NEW USER SETUP                               $200 ONE-TIME FEE PER USER

o     Custom Flash presentation about your firm

o     Your personal biography, including your digital picture

o     A birthday greeting campaign for clients and prospects

o     One custom investment campaign

o     500 free leads

o     Hands on training

o     Unlimited customer support

MONTHLY CHARGES
--------------------------------------------------------------------------------

MONTHLY SOFTWARE LICENSE                     $100 PER MONTH

UNLIMITED monthly access to the most powerful resource available to financial professionals. This solution manages your prospects and clients in the most efficient manner possible. You have the ability to send unlimited e-mail campaigns while being more organized than you have ever been.

SLM AUTODIALER                               $100 PER MONTH OPTIONAL

License to use the dialer feature. This feature enables you to increase your dials, increase your ability to reach qualified prospects, all without ever having to dial the phone!

OPTIONAL FEATURES
--------------------------------------------------------------------------------

E-MAIL CAMPAIGNS                             $25.00

Setup for each additional investment campaign, entitles you to unlimited use of the campaign for one year.

LEAD UPLOAD                                  $0.01/LEAD

We will upload your leads into your system! If you call niche specific leads such as country club lists, boat owners, etc.- we can upload those for you!

BUSINESS DNC SCRUB                           $0.01 /LEAD

We will scrub your business leads against the DNC list. Don't waste time calling blocked numbers. Make sure you call people who want to be called! (SAN# required)

HOME DNC SCRUB                               FREE!

We will scrub all of your home leads against the DNC list. Don't get hit with a big fine, protect yourself. The FTC is serious about the DNC list, you should be too! (SAN# required)

[SLM LOGO]                                                        1-866-756-5323
                                                                  WWW.SLMBIZ.COM

SLM VOIP PURCHASE OPTIONS

ONE TIME CHARGES
--------------------------------------------------------------------------------

Model 300 VoIP Business Phone                $159.99 per phone, cables included

Model 320 VoIP Business Phone                $269.99 per phone, cables included

Line Programming Fee                         $75 per phone

Installation, on-site option                 $200 per person (minimum 5 people)

Installation, off-site option                FREE

There is no charge for off-site, self installation. We will ship all phones, necessary cables and a set up guide to your office. SLM Customer Support will provide live installation assistance and configuration via a web-based demonstration.

MONTHLY CALLING PLANS
--------------------------------------------------------------------------------

ALL INCLUSIVE CALLING PACKAGE                $50 per month

Includes 2000 minutes free calling time within the United States (excluding Alaska and Hawaii) per month.

Calling Rate, U. S. (excluding Alaska and
Hawaii)                                      $.027 per minute

Calling Rate, International                  See our rate card

Calls made past the 2000 minutes will be billed as per the SLM Rate Card.

PACKAGE INCLUDES: Line Fee, Auto Attendant, Voice Mail, Digital Call Recording and Call Monitoring at no extra cost.

INDIVIDUAL OPTIONS CALLING PACKAGE
Choose from the following a-la-carte services:

Auto Attendant                               no charge

Line Fee                                     $10 per month

Voice Mail                                   $5 per month

Digital Call Recording                       $5 per month

Call Monitoring                              $5 per month

Calling Rate, U. S. (excluding Hawaii and
Alaska)                                      $.027 per minute

Calling Rate, International                  See our rate card

[GAZOOTA LOGO]                                                     1-877-GAZOOTA
WWW.GAZOOTA.COM                                                     877-429-6682

GAZOOTA LEAD PURCHASE PLANS
--------------------------------------------------------------------------------

"ALL-YOU-CAN-EAT" ANNUAL SUBSCRIPTION:       $2,400.00 per year

10,000 leads per month /120,000 leads per year limit

Downloadable delivery as digital files
(Microsoft Excel or CSV formats)

Payment due at sign up

No duplicate leads within the annual
subscription

New York State sales tax applied where
applicable

"A-LA-CARTE" INDIVIDUAL LEAD SALES:          $0.05 per lead

Downloadable delivery as digital files
(Microsoft Excel or CSV formats)

Payment due at time of purchase

Duplicates checked for up to six months
from current order

New York State sales tax applied where
applicable

GAZOOTA OPTIONAL SERVICES
--------------------------------------------------------------------------------

PRINT LEADS ON 3 X 5 CARDS:                  $0.03 per lead additional

Ground shipping and handling: $20.00 per 5000 leads

[GAZOOTA LOGO]                                                     1-877-GAZOOTA
WWW.GAZOOTA.COM                                                     877-429-6682

GAZOOTA LEAD PURCHASE PLANS
--------------------------------------------------------------------------------

"ALL-YOU-CAN-EAT" ANNUAL SUBSCRIPTION:       $2,400.00 per year

10,000 leads per month /120,000 leads per year limit

Downloadable delivery as digital files
(Microsoft Excel or CSV formats)

Payment due at sign up

No duplicate leads within the annual
subscription

New York State sales tax applied where
applicable

"A-LA-CARTE" INDIVIDUAL LEAD SALES:          $0.05 per lead

Downloadable delivery as digital files
(Microsoft Excel or CSV formats)

Payment due at time of purchase

Duplicates checked for up to six months
from current order

New York State sales tax applied where
applicable

GAZOOTA OPTIONAL SERVICES
--------------------------------------------------------------------------------

PRINT LEADS ON 3 X 5 CARDS:                  $0.03 per lead additional

Ground shipping and handling: $20.00 per 5000 leads

[SLM LOGO]                                                        1-866-756-5323
                                                                  WWW.SLMBIZ.COM

SLM VOIP PURCHASE OPTIONS

ONE TIME CHARGES
--------------------------------------------------------------------------------

Model 300 VoIP Business Phone                $159.99 per phone, cables included

Model 320 VoIP Business Phone                $269.99 per phone, cables included

Line Programming Fee                         $75 per phone

Installation, on-site option                 $200 per person (minimum 5 people)

Installation, off-site option                FREE

There is no charge for off-site, self installation. We will ship all phones, necessary cables and a set up guide to your office. SLM Customer Support will provide live installation assistance and configuration via a web-based demonstration.

MONTHLY CALLING PLANS
--------------------------------------------------------------------------------

ALL INCLUSIVE CALLING PACKAGE                $50 per month

Includes 2000 minutes free calling time
within the United States (excluding Alaska and Hawaii) per month.

Calling Rate, U. S. (excluding Alaska and
Hawaii)                                      $.027 per minute

Calling Rate, International                  See our rate card

Calls made past the 2000 minutes will be billed as per the SLM Rate Card.

PACKAGE INCLUDES: Line Fee, Auto Attendant, Voice Mail, Digital Call Recording and Call Monitoring at no extra cost.

INDIVIDUAL OPTIONS CALLING PACKAGE
Choose from the following a-la-carte
services:

Auto Attendant                               no charge

Line Fee                                     $10 per month

Voice Mail                                   $5 per month

Digital Call Recording                       $5 per month

Call Monitoring                              $5 per month

Calling Rate, U. S. (excluding Hawaii and
Alaska)                                      $.027 per minute

Calling Rate, International                  See our rate card

                                                                  [GAZOOTA LOGO]

GAZOOTA LEADS ARE SPECIFICALLY COMPILED FOR INVESTMENT PROFESSIONALS ONLY.

The entire database is focused on the specific criteria most investment professionals prefer -- key executives and high net worth individuals. We automatically exclude all brokers, broker-dealers, government, banks and not-for-profit organizations.

Whether you're a Financial Advisor, Investment Banker, Retail Broker or Commodities Broker, THIS DATABASE HAS BEEN BUILT JUST FOR YOU.

Search through over 12 million leads. Gazoota is frequently updated, giving you the most current data available.

Purchase leads A-LA-CARTE for 5 cents per name with no minimum order required; or subscribe to an All-You-Can-Eat Program for just $2,400 annually, for an average cost of just $0.02 a lead!

Our leads are compatible with all major Customer Relationship Management (CRM) tools, such as ACT, Goldmine, SalesForce.com, Microsoft Outlook, and The Broker's e-Vantage.

GO GAZOOTA AND GET:

o     24/7 access to the database of leads at www.gazoota.com

o Powerful purchasing options:a-la-carte leads at a fixed price or ALL-YOU-CAN-EAT leads via an annual subscription

o Pick your own criteria -- such as SIC codes, sales volume, corporate title, zip codes, age, annual income and net worth

o     Upload your leads right to your CRM tool

o All files delivered in either .csv or .xls (so mailing labels can be created)

o     Have your leads printed on 3 x 5 cards as an additional service

--------------------------------------------------------------------------------
          www.gazoota.com                                1-877-GAZOOTA
                                                          877-429-6682
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

MANAGE LEADS WITH THE BROKER'S E-VANTAGE AND THE SLM AUTODIALER

THE BROKER'S E-VANTAGE IS THE ONLY WAY TO DIFFERENTIATE YOU FROM THE OTHER
800.000 REGISTERED REPRESENTATIVES THAT USE THE TELEPHONE TO COMMUNICATE WITH THEIR CLIENTS AND PROSPECTIVE CLIENTS IN THE UNITED STATES.

THE BROKER'S E-VANTAGE (TBEV) IS A 100% WEB BASED, HOSTED CUSTOMER RELATIONSHIP MANAGEMENT (CRM) TOOL.

TBeV will help you target and reach wealthier clients, increase your closing ratio from weeks to days, and ultimately help you drastically increase your gross and new account production.

Personalize your business with custom designed e-mail presentations. These campaigns include your digital picture, personal and biographical information, links to your firm's web site, as well as market research reports on specific securities you're recommending.

Another component of TBeV is the SLM AUTODIALER, which allows you to never dial the phone again. Your average daily call volume can triple with the use of the SLM AutoDialer.

These are just a few features of The Broker's e-Vantage that you will benefit from. CALL ANYTIME FOR A FREE DEMO!

JUST A FEW OTHER FEATURES TO HELP IMPROVE YOUR BUSINESS TODAY:

o     Follow-up calendar, so you never miss a call back

o     Snap quotes

o     Contemporaneous notes of every conversation with a client or prospect

o Eliminate the I-DON'T-KNOW-YOU-OR-YOUR-FIRM rebuttal through our custom designed e-mail presentations

o Search leads by state, time zone, country, company name, qualified lead vs. nonqualified lead, individuals who have viewed your e-mails sent, and individuals up x percent in a stock you recommended

                                         ---------------------------------------
         [SLM LOGO]                                          1-866-756-5323
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

GAZOOTA: OVER 12 MILLION FRESH LEADS AT WHOLESALE PRICES

                       INCLUDING HIGH NET WORTH CONSUMERS

                      VERIFIED THROUGH EXPERIAN AND EQUIFAX

      AND KEY EXECUTIVES

            AT COMMERCIAL BUSINESSES

                                                                  [GAZOOTA LOGO]

GAZOOTA LEADS ARE SPECIFICALLY COMPILED FOR INVESTMENT PROFESSIONALS ONLY.

The entire database is focused on the specific criteria most investment professionals prefer -- key executives and high net worth individuals. We automatically exclude all brokers, broker-dealers, government, banks and not-for-profit organizations.

Whether you're a Financial Advisor, Investment Banker, Retail Broker or Commodities Broker, THIS DATABASE HAS BEEN BUILT JUST FOR YOU.

Search through over 12 million leads. Gazoota is frequently updated, giving you the most current data available.

Purchase leads A-LA-CARTE for 5 cents per name with no minimum order required; or subscribe to an All-You-Can-Eat Program for just $2,400 annually, for an average cost of just $0.02 a lead!

Our leads are compatible with all major Customer Relationship Management (CRM) tools, such as ACT, Goldmine, SalesForce.com, Microsoft Outlook, and The Broker's e-Vantage.

GO GAZOOTA AND GET:

o     24/7 access to the database of leads at www.gazoota.com

o Powerful purchasing options: a-la-carte leads at a fixed price or ALL-YOU-CAN-EAT leads via an annual subscription

o Pick your own criteria -- such as SIC codes, sales volume, corporate title, zip codes, age, annual income and net worth

o     Upload your leads right to your CRM tool

o All files delivered in either .csv or .xls (so mailing labels can be created)

o     Have your leads printed on 3 x 5 cards as an additional service

--------------------------------------------------------------------------------
          www.gazoota.com                                1-877-GAZOOTA
                                                          877-429-6682
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

SLM VOIP:
PHONE SYSTEMS SPECIFICALLY
DESIGNED FOR INVESTMENT PROFESSIONALS

LOWER YOUR MONTHLY EXPENSES

FLAT-RATE PHONE BILL

AUTODIALER

HOSTED PBX SOLUTIONS

DIGITAL CALL RECORDING

SLM SPECIALIZES IN STATE-OF-THE-ART, HOSTED PBX PHONE SYSTEMS, UTILIZING VOICE OVER INTERNET TECHNOLOGY -- VOIP.

If you are operating a business using a basic or conventional phone line, then SLM has the solution to bring you up to speed and give your business the level of professionalism it deserves!

BREAK OUT OF THE OLD AND JUMP INTO THE NEW!

Upon sign up, we offer thorough installation assistance through a live web demonstration or over the phone. On-site installations are also available.

Contact SLM for a complete quote, rate card, and no-obligation comparison versus your current phone system.

SLM VoIP offers many features including:

o     Automated attendant

o     Voice mail

o     Caller ID

o     Call monitoring

o     Digital call recording

o     Lightning-fast connection speed

o     Extremely low international rates

o     Dedicated headset jack on each phone

                                         ---------------------------------------
         [SLM LOGO]                                          1-866-756-5323
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

MANAGE LEADS WITH THE BROKER'S E-VANTAGE AND THE SLM AUTODIALER

THE BROKER'S E-VANTAGE IS THE ONLY WAY TO DIFFERENTIATE YOU FROM THE OTHER
800.000 REGISTERED REPRESENTATIVES THAT USE THE TELEPHONE TO COMMUNICATE WITH THEIR CLIENTS AND PROSPECTIVE CLIENTS IN THE UNITED STATES.

THE BROKER'S E-VANTAGE (TBEV) IS A 100% WEB BASED, HOSTED CUSTOMER RELATIONSHIP MANAGEMENT (CRM) TOOL.

TBeV will help you target and reach wealthier clients, increase your closing ratio from weeks to days, and ultimately help you drastically increase your gross and new account production.

Personalize your business with custom designed e-mail presentations. These campaigns include your digital picture, personal and biographical information, links to your firm's web site, as well as market research reports on specific securities you're recommending.

Another component of TBeV is the SLM AUTODIALER, which allows you to never dial the phone again. Your average daily call volume can triple with the use of the SLM AutoDialer.

These are just a few features of The Broker's e-Vantage that you will benefit from. CALL ANYTIME FOR A FREE DEMO!

JUST A FEW OTHER FEATURES TO HELP IMPROVE YOUR BUSINESS TODAY:

o     Follow-up calendar, so you never miss a call back

o     Snap quotes

o     Contemporaneous notes of every conversation with a client or prospect

o Eliminate the I-DON'T-KNOW-YOU-OR-YOUR-FIRM rebuttal through our custom designed e-mail presentations

o Search leads by state, time zone, country, company name, qualified lead vs. non-qualified lead, individuals who have viewed your e-mails sent, and individuals up X percent in a stock you recommended

                                         ---------------------------------------
         [SLM LOGO]                                          1-866-756-5323
--------------------------------------------------------------------------------